UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 26, 2019

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement.
On November 26, 2019, Upland Software, Inc. (the “Company”) and certain subsidiaries of the Company (the “Subsidiaries” and together with the Company, the “Loan Parties”), entered into a First Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with Credit Suisse AG, Cayman Islands Branch, as agent (the “Agent”) and as lender (the “2019 Incremental Lender”). The Incremental Assumption Agreement was entered into pursuant to and in accordance with the existing Credit Agreement (the “Credit Agreement”), dated as of August 6, 2019, among Credit Suisse AG, Cayman Islands Branch, as agent (the “Agent”), the lenders parties thereto from time to time, as the lenders (the “Lenders”), and the Loan Parties.
The Incremental Assumption Agreement provides for a term loan facility to be established under the Credit Agreement in an aggregate principal amount of $190 million (the “2019 Incremental Term Loan”) which will be in addition to the existing $350 million term loans (the “Existing Term Loans”) outstanding under the Credit Agreement and the revolving credit facility under the Credit Agreement in the amount of $60 million (the "Revolving Credit Facility")
Upon the making of the 2019 Incremental Term Loan by the 2019 Incremental Lender, the 2019 Incremental Term Loan will thereafter constitute a “Term Loan” under the Credit Agreement and will have the same interest rate and amortization schedule as the Existing Term Loans. At the option of the Company, the Term Loans (including the 2019 Incremental Term Loan) accrue interest at a per annum rate based on (i) the Base Rate plus a margin of 2.75% or (ii) the rate (not less than 0.00%) for Eurodollar deposits quoted on the LIBOR01 or LIBOR02 pages on the Reuters Screen, or as otherwise determined in accordance with the Credit Agreement (based on a period equal to 1, 2, 3 or 6 months or, if available and agreed to by all relevant Lenders and the Agent, 12 months or such period of less than 1 month) plus a margin of 3.75%. The Base Rate for any day is a rate per annum equal to the greatest of (i) the prime rate in effect on such day, (ii) the federal funds effective rate (not less than 0.00%) in effect on such day plus ½ of 1.00%, and (ii) the Eurodollar rate for a one month interest period beginning on such day plus 1.00% Accrued interest on the loans will be paid quarterly or, with respect to loans that are accruing interest based on the Eurodollar rate, at the end of the applicable interest rate period.
The Term Loans (including the 2019 Incremental Term Loan) are repayable on a quarterly basis beginning on December 31, 2019 by an amount equal to 0.25% (1.00% per annum) of the aggregate principal amount of such loan. Any amount remaining unpaid is due and payable in full on August 6, 2026 (the “Term Loan Maturity Date”).
The proceeds of the 2019 Incremental Term Loan will be used by the Company to (i) fund certain fees and expenses associated with the Incremental Assumption Agreement, (ii) to repay outstandings under the Revolving Credit Facility, and (iii) to finance the ongoing general corporate needs of the Company, including future acquisitions.
On November 26, 2019, the Company also entered into interest rate swap agreements with certain of the Lenders to hedge the interest rate risk associated with the Company’s floating rate obligations under the 2019 Incremental Term Loan, fixing the Company's interest rate (including the hedge premium) at 5.4% for the term of the 2019 Incremental Term Loan.
The Lenders (including the 2019 Incremental Lender) are entitled to a premium in the event of certain prepayments or repricings of the Term Loans (including the 2019 Incremental Term Loan), and the Incremental Assumption Agreement extended the last day of the period in which such premium would be payable from the date six months after the closing of the Existing Term Loans to the date six months after the closing of the 2019 Incremental Term Loan. Such premium would be in an amount equal to 1.0% times the aggregate principal amount of the Term Loans (including the 2019 Incremental Term Loan) prepaid in connection with a repricing transaction or the aggregate principal amount of the Term Loans (including the 2019 Incremental Term Loan) outstanding on such date that are subject to an effective pricing reduction pursuant to a repricing transaction, as applicable.
The Credit Agreement continues to contain customary representations and warranties, affirmative and negative covenants, including financial covenants, and customary events of default and cure periods, none of which have been modified by the Incremental Assumption Agreement and continue to apply.
The foregoing summary of the Credit Agreement or the Incremental Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incremental

Assumption Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and to the Credit Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 7, 2019.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 8.01 Other Events.
On November 26, 2019, the Company issued a press release regarding the Credit Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.01	First Incremental Assumption Agreement by and among, inter alios, Upland Software, Inc. and Credit Suisse AG, Cayman Islands Branch, as Agent and 2019 Incremental Lender, dated as of November 26, 2019
99.1	Press Release of Upland Software, Inc. dated November 26, 2019

* The schedules and exhibits to the Credit Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill SVP, General Counsel and Secretary
Date: November 26, 2019